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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-32934) pertaining to the CoreStates Employee Stock Ownership and Savings Plan of CoreStates Financial Corp of our report dated January 17, 1996, except for Note 2, as to which the date is April 9, 1996, with respect to the consolidated financial statements of CoreStates Financial Corp included in its Current Report on Form 8-K dated June 13, 1996, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 15, 1996